UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01          Entry into a Material Definitive Agreement.

On February 15, 2017, MagneGas Corporation (the “Company”) held a closing (the “Closing”) of a private placement, in which the Company sold Series C Convertible Preferred Stock (“Preferred Shares”), Series C Convertible Preferred Warrants (“Preferred Warrants”) and Common Stock Purchase Warrants (“Common Stock Warrants”) (collectively, the “Transaction Securities”) as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement and Schedule II of the Preferred Warrants, for a total gross purchase price of up to $25,000,000 (the “Offering”). At the Closing, the Company issued a total of 75 Preferred Shares at a purchase price of $900 per share. The Preferred Warrants are exercisable for a total of 24,925 Preferred Shares at an exercise price of $900 per share. The Preferred Shares have an initial conversion price of $3.00 and will be initially convertible into an aggregate of 8,333,334 shares of common stock. The Common Stock Warrants will be exercisable for 2,916,667 shares of common stock, representing thirty-five percent (35%) of the total number of shares of common stock initially issuable upon conversion of the Preferred Shares. The exercise price of the Common Stock Warrants is $3.00 per share. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D.

Maxim Group, LLC (“Maxim”) acted as the exclusive placement agent for this transaction. The Company agreed to pay Maxim a cash fee payable upon each closing of the Offering equal to 6.0% of the gross proceeds received by the Company at each Closing (the “Placement Fee”). Additionally, the Company granted to Maxim (or its designated affiliates) warrants to purchase up to 416,667 shares common stock (the “Placement Agent Warrants”). The Placement Agent Warrants will expire five (5) years after the Closing. The Placement Agent Warrants will be exercisable at a price per share equal to $3.30. The Placement Agent Warrants will not be redeemable. The Placement Agent Warrants may be exercised in whole or in part and shall provide for “cashless” exercise, except in the event the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered for resale, in which case they will provide for “cash” exercise only. The above description of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by the full text of such Placement Agent Warrants, which is incorporated herein and attached hereto as Exhibit 10.1.

As a condition to closing the Offering, Global Alpha, LLC (the “Majority Stockholder”), who owns approximately 99% of the Company’s outstanding voting power, executed a Voting Agreement with the Company. Pursuant to the Voting Agreement, the Majority Stockholder agreed to vote in favor of the Company’s issuance of the Transaction Securities and the common stock into which the Preferred Shares can be converted and Common Stock Warrants can be exercised. The above description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of such Voting Agreement, which is incorporated herein and attached hereto as Exhibit 10.2.

The Company became a party to that certain Registration Rights Agreement dated as of June 15, 2017, which Registration Rights Agreement was described in the Company’s Current Report on Form 8-K filed by the Company on June 12, 2017 (the “June 12 Form 8-K”) and specifically incorporated herein by reference. For a description of the terms and conditions of the Registration Rights Agreement, see “Item 1.01 Entry into a Material Definitive Agreement” in the June 12 Form 8-K and Exhibit 10.4 of the June 12 Form 8-K which is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Transaction Securities and Placement Agent Warrants were offered and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, Rule 506(b).

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2017, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to, among other things, increase the number of authorized shares of common stock from ninety million (90,000,000) to one hundred ninety million (190,000,000). The proposal for the amendment was approved by the Company’s shareholders at a Special Meeting of Shareholders held on May 17, 2017. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the closing of the Offering, the Company filed a Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State for the State of Delaware on June 15, 2017. The Certificate of Designation designated a new class of preferred stock as “Series C Convertible Preferred Stock” in the aggregate amount of 25,000 shares. The Series C Preferred Stock has a stated value of $1,000 per share of Series C Preferred Stock and a conversion price equal to $3.00. The Series C Convertible Preferred Stock is not convertible until such time as the Company obtains the requisite shareholder approval as required by Nasdaq Rule 5635. The summary of the rights, powers, and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation
3.2	Certificate of Designation for Series C Convertible Preferred Stock
10.1	Form of Placement Agent Warrant
10.2	Form of Voting Agreement
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on June 12, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer